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                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") is dated as of the _________ day of June, 1998, by and between DIPLOMAT DIRECT MARKETING CORPORATION, a Delaware corporation (the "Borrower"), and SIRROM CAPITAL CORPORATION d/b/a TANDEM CAPITAL, a Tennessee corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Purchaser has purchased Subordinated Debentures in the aggregate principal amount of $5,000,000 pursuant to a Debenture Purchase Agreement dated June _______, 1998 between the Borrowers and Purchaser (the "Debenture Purchase Agreement"); and

         WHEREAS, in connection with the purchase of the Debentures, Purchaser desires to obtain from Borrower and Borrower desires to grant to Purchaser a security interest in certain collateral more particularly described below; and

         WHEREAS, capitalized terms not defined herein shall have the meanings assigned by the Debenture Purchase Agreement:

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Security Interest. As collateral security for the obligations described in Section 2 below, Borrower hereby grants to Purchaser a security interest in the following described property and any and all proceeds and products thereof and accessions thereto (collectively the "Collateral"):

                  1.1 Equipment. All equipment owned by Borrower of any kind and description, whether now owned or hereafter acquired and wherever located, together with all parts, accessories and attachments and all replacements thereof and additions thereto;

                  1.2 Inventory, Accounts, Contract Rights, Chattel Paper and General Intangibles. All of Borrower's inventory and any agreements for lease of same and rentals therefrom, and all of Borrower's accounts, accounts receivable, contract rights, chattel paper and general intangibles and the proceeds therefrom, whether now in existence or owned or hereafter arising or acquired, entered into or created, and wherever located; and whether held for lease or sale, or furnished or to be furnished under contracts of service;

                  1.3 Trademarks, Etc. All trademarks and service marks now held or hereafter acquired by Borrower, both those that are registered with the United States Patent and Trademark



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Office and any unregistered marks used by Borrower in the United States, and trade dress, including logos and designs, in connection with which any such marks are used, together with all registrations regarding such marks and the rights to renewals thereof, and the goodwill of the business of Borrower symbolized by such marks;

                  1.4 Copyrights. All copyrights now held or hereafter acquired by Borrower and any applications for U.S. copyrights hereafter made by Borrower; and

                  1.5 Proprietary Information, Computer Data, Etc. All proprietary information and trade secrets of Borrower with respect to Borrower's business and all of Borrower's computer programs and the information contained therein and all intellectual property rights with respect thereto.

         2. Secured Indebtedness. The obligations secured hereby shall include
(i) loans to be made in connection with this Agreement and the Debenture Purchase Agreement as evidenced by one or more Debentures payable to the order of Purchaser that shall be due and payable as set forth in such Debentures, and any renewals or extensions thereof, and (ii) all future advances made by Purchaser for taxes, levies, insurance and preservation of the Collateral and all reasonable attorney's fees, court costs and out-of-pocket expenses of whatever kind incident to the collection of any of said indebtedness or other obligations and the enforcement and protection of the security interest created hereby.

         3. Representations, Warranties and Agreements of Borrower. Borrower represents, warrants and agrees as follows:

                  3.1 Location. Borrower will promptly notify Purchaser, in writing, of any new place or places of business and of any change in the location of the Collateral (other than movement of the Collateral from one place of business identified in Schedule 3.6 to another place of business identified in Schedule 3.6) or any records pertaining thereto.

                  3.2 Permitted Encumbrances. Except as permitted pursuant to
Section 5.13 of the Debenture Purchase Agreement (the "Permitted
Encumbrances"), Borrower is the owner of the Collateral free and clear of any liens and security interests. Borrower will defend the Collateral against the claims and demands of all persons other than Permitted Encumbrances.

                  3.3 Payment and Performance. Borrower will pay to Purchaser all amounts secured hereby as and when the same shall be due and payable, whether at maturity, by acceleration or otherwise, and will promptly perform all terms of said indebtedness and this or any other security or loan agreement between Borrower and Purchaser, and will promptly discharge all said liabilities.

                  3.4 Insurance. Borrower will at all times keep the Collateral insured in accordance with the applicable requirements of the Debenture Purchase Agreement. Such insurance shall be in such companies as may be reasonably acceptable to Purchaser, with provisions reasonably satisfactory to Purchaser for payment of all losses thereunder to Purchaser as its interests may


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appear. If reasonably required by Purchaser, Borrower shall deposit copies of the policies with Purchaser. Any money received by Purchaser under said policies may be applied to the payment of any indebtedness secured hereby, whether or not due and payable, or at Borrower's option shall be delivered by Purchaser to Borrower for the purpose of replacing, repairing or restoring the Collateral. Borrower assigns to Purchaser all right to receive proceeds of insurance not exceeding the amounts secured hereby, directs any insurer to pay all proceeds directly to Purchaser, and, if an Event of Default shall be continuing, appoints Purchaser Borrower's attorney in fact to endorse any draft or check made payable to Borrower in order to collect the benefits of such insurance. If Borrower fails to keep the Collateral insured as required by Purchaser, Purchaser shall have the right to obtain such insurance at Borrower's expense and add the cost thereof to the other amounts secured hereby.

                  3.5 Expenses. Borrower will pay all costs of filing of financing, continuation and termination statements with respect to the security interests created hereby, and Purchaser is authorized to do all things that it deems necessary to perfect and continue perfection of the security interests created hereby and to protect the Collateral.

                  3.6 Address. The address set forth after Borrower's signature on this Agreement is Borrower's principal place of business and the place where the records concerning all Collateral are kept and/or maintained. Schedule 3.6 contains the address of each location where Collateral is located. The Borrower shall notify Purchaser of any additions, deletions, or changes in its principal place of business or to such Schedule 3.6 as promptly as possible following the occurrence of such changes in order to maintain Schedule 3.6 accurate and complete in all material respects.

         4. Default. Borrower shall be in default upon failure to observe or perform any of Borrower's agreements herein contained which is not cured within thirty days after written notice thereof to Borrower, or upon the occurrence of an Event of Default under the Debenture Purchase Agreement that has not been cured during the applicable grace period, or if any warranty or statement by Borrower herein or furnished in connection herewith is false or misleading in any material respect.

         5. Remedies Upon Default. During the continuance of a default as defined in Section 4 above, all sums secured hereby shall immediately become due and payable at Purchaser's option without notice to Borrower, and Purchaser may proceed to enforce payment of same and to exercise any and all rights and remedies provided by the Uniform Commercial Code or other applicable law, as well as all other rights and remedies possessed by Purchaser, all of which shall be cumulative. Whenever Borrower is in default hereunder, and upon demand by Purchaser, Borrower shall assemble the Collateral and make it available to Purchaser at a place reasonably convenient to Purchaser and Borrower. Any notice of sale, lease or other intended disposition of the Collateral by Purchaser sent to Borrower at the address hereinafter set forth, or at such other address of Borrower as may be shown on Purchaser's records, at least ten days prior to such action, shall constitute reasonable notice to Borrower. Purchaser may waive any default before or after the same has been declared without impairing its right to declare a subsequent default hereunder, this right being a continuing one.


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         6. Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect the validity or enforceability of the remaining provisions of this Agreement.

         7. Binding Effect. This Agreement shall inure to the benefit of Purchaser's successors and assigns and shall bind Borrower's successors and assigns.

         8. Termination Statements. Borrower agrees that, notwithstanding the payment in full of all indebtedness secured hereby and whether or not there is any outstanding obligation of Purchaser to make future advances, Purchaser shall not be required to send Borrower a termination statement with respect to any financing statement filed pursuant hereto unless and until Borrower shall have made written demand therefor.

         9. Protection of Collateral. Borrower will not permit any liens or security interests other than those created by this Agreement and the Permitted Encumbrances to attach to any of the Collateral, nor permit any of the Collateral to be levied upon under any legal process, nor permit anything to be done that may impair the security intended to be afforded by this Agreement, without the prior written consent of Purchaser.

         10. Special Agreements With Respect to Certain Tangible Collateral. Borrower additionally agrees and warrants as follows:

                  10.1 Movement of Collateral. Borrower will not permit any of the Collateral to be removed from the locations specified in Schedule 3.6 (other than movement of the Collateral from one place of business identified in Schedule 3.6 to another place of business identified in Schedule 3.6), except for temporary periods in the normal and customary use thereof, without the prior written consent of Purchaser, and will permit Purchaser to inspect the Collateral at any reasonable time upon reasonable prior notice and without undue disruption of Borrower's business.

                  10.2     [Reserved].

                  10.3 Sale. Borrower will not sell, exchange, lease or otherwise dispose of any of the Collateral or any interest therein (except in the ordinary course of business) without the prior written consent of Purchaser, or as otherwise permitted by the holder of indebtedness which is secured by a priority lien on the subject Collateral.

                  10.4 Condition. Borrower will keep the Collateral in good condition and repair (reasonable wear and tear excepted) and will pay and discharge all taxes, levies and other impositions levied thereon as well as the cost of repairs to or maintenance of same. If Borrower fails to pay such sums, Purchaser may do so for Borrower's account and add the amount thereof to the other amounts secured hereby.

                  10.5 Possession. Except during the continuance of an Event of Default, Borrower shall be entitled to possession of the Collateral and to use the same in any lawful manner, provided that such use does not violate the terms of any policy of insurance thereon.

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                  10.6 No Attachment. Borrower will not take any action to
cause the Collateral to be attached to real estate in such manner as to become a fixture or a part of any real estate.

         11. Special Agreements With Respect to Intangible and Certain Tangible Collateral. Borrower additionally warrants and agrees as follows:

                  11.1 Inventory and Documents. Except during the continuance of an Event of Default, Borrower shall have the right to process and sell Borrower's inventory in the regular course of business. Purchaser's security interest hereunder shall attach to all proceeds of all sales or other dispositions of the Collateral. If at any time any such proceeds shall be represented by any instruments, chattel paper or documents of title, then such instruments, chattel paper or documents of title shall, subject to the rights of senior lienholders thereon, be promptly delivered to Purchaser and subject to the security interest granted hereby. If at any time any of Borrower's inventory is represented by any document of title, such document of title will, subject to the rights of senior lienholders thereon, be delivered promptly to Purchaser and subject to the security interest granted hereby.

                  11.2 Performance by Purchaser. By the execution of this Agreement, Purchaser shall not be obligated to do or perform any of the acts or things provided in any contracts covered hereby that are to be done or performed by Borrower, but if there is a default by Borrower in the payment of any amount due in respect of any indebtedness secured hereby, then Purchaser may, at its election, perform some or all of the obligations provided in said contracts to be performed by Borrower, and if Purchaser incurs any liability or expenses by reason thereof, the same shall be payable by Borrower upon demand and shall also be secured by this Agreement.

                  11.3 Receivables. During the continuance of an Event of Default, Purchaser shall have the right to notify the account debtors obligated on any or all of Borrower's accounts receivable to make payment thereof directly to Purchaser, and to take control of all proceeds of any such accounts receivable. Until such time as Purchaser elects to exercise such right by mailing to Borrower written notice thereof, Borrower is authorized, to collect and enforce said accounts receivable.

         12. Power of Attorney. Borrower hereby constitutes the Purchaser or its designee, as Borrower's attorney-in-fact with power, upon the occurrence and during the continuance of an Event of Default, (a) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders, or other evidences of payment for Collateral that may come into either its or the Purchaser's possession; (b) to sign the name of Borrower on any invoice or bill of lading relating to any of the accounts receivable, drafts against customers, assignments and verifications of accounts receivable and notices to customers;
(c) to send verifications of accounts receivable; (d) to notify the Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as the Purchaser may designate; (e) to execute any of the documents referred to in Section 3.5 hereof in order to perfect and/or maintain the security interests and liens granted herein by Borrower to the Purchaser; and (f) to do all other acts and things necessary to carry out this Security Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall



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not be liable for any acts of commission or omission (other than acts of gross negligence or willful misconduct), nor for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the obligations secured hereby are paid in full.

         13. Governing Law and Amendments. This Agreement and all of the Operative Documents shall be construed and enforced under the laws of the State of New York applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         14. Survival of Representations and Warranties. All representations and warranties contained herein or made by or furnished on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement.

         15. Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         16. Construction and Interpretation. Should any provision of this Security Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the Borrower, Purchaser and their respective agents have participated in the preparation hereof.



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         IN WITNESS WHEREOF, Borrower and Purchaser have executed this Security
Agreement, or have caused this Agreement to be executed as of the date first above written.

                               Borrower:

                               DIPLOMAT DIRECT MARKETING CORPORATION


                                     By:
                                         -------------------------------------

                                     Title:
                                           -----------------------------------

                                     Address:
                                              --------------------------------

                               Purchaser:

                               SIRROM CAPITAL CORPORATION
                                    d/b/a TANDEM CAPITAL



                                     By:
                                         -------------------------------------

                                     Title:
                                           -----------------------------------



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                                  SCHEDULE 3.6

                              Collateral Locations













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